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                                                                EXHIBIT 4(f)(13)


                               AMENDMENT NO. 4 TO
                               SECURITY AGREEMENT


                  AMENDMENT NO. 4 TO SECURITY AGREEMENT (this "Amendment"), dated as of March 12, 2001, among KITTY HAWK FUNDING CORPORATION, a Delaware corporation, as a secured party (together with its successors and assigns, the "Company"), CAC FUNDING CORP., a Nevada corporation, as debtor (together with its successors and assigns, the "Debtor"), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, individually and as servicer (together with its successors and assigns, the "Servicer"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent"), amending that certain Security Agreement (as amended to the date hereof, the "Security Agreement"), dated as of July 7, 1998, between the Company, the Debtor, the Servicer and Bank of America (known under the Security Agreement as "NationsBank, N.A."), individually and as Collateral Agent.

                  WHEREAS, on the terms and conditions set forth herein, the parties to the Security Agreement wish to amend the Security Agreement as provided herein.

                  NOW, THEREFORE, the parties hEREBY AGREE AS FOLLOWS:

                  SECTION 1. DEFINED TERMS. AS USED IN THIS AMENDMENT CAPITALIZED TERMS HAVE THE SAME MEANINGS ASSIGNED THERETO IN THE SECURITY AGREEMENT.

                  SECTION 2.  AMENDMENTS.

         (1) SECTION 1.1 OF THE SECURITY AGREEMENT IS HEREBY AMENDED BY DELETING THE DEFINITION OF "INSURANCE POLICY".

         (2) SECTION 3.4 OF THE SECURITY AGREEMENT IS HEREBY AMENDED BY DELETING ALL OF THE LANGUAGE IN SUCH SECTION AND REPLACING IT WITH "RESERVED".

         (3) SECTION 3.5 OF THE SECURITY AGREEMENT IS HEREBY AMENDED BY DELETING ALL OF THE LANGUAGE IN SUCH SECTION AND REPLACING IT WITH "RESERVED".


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                  SECTION 3.  REPRESENTATIONS AND WARRANTIES.

         (a) THE DEBTOR HEREBY MAKES TO THE COLLATERAL AGENT, THE COMPANY AND THE BANK INVESTORS, ON AND AS OF THE DATE HEREOF, ALL OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 3.1 AND 3.2 OF THE SECURITY AGREEMENT, EXCEPT THAT TO THE EXTENT THAT ANY OF SUCH REPRESENTATIONS AND WARRANTIES EXPRESSLY RELATE TO AN EARLIER DATE, SUCH REPRESENTATIONS AND WARRANTIES SHALL BE TRUE AND CORRECT AS OF SUCH EARLIER DATE.

                  SECTION 4. EFFECTIVENESS. THIS AMENDMENT SHALL BECOME EFFECTIVE ON THE DATE HEREOF.

                  SECTION 5. COSTS AND EXPENSES. THE DEBTOR SHALL PAY ALL OF THE COMPANY'S, THE BANK INVESTORS' AND THE COLLATERAL AGENT'S COST AND EXPENSES (INCLUDING OUT OF POCKET EXPENSES AND REASONABLE ATTORNEYS FEES AND DISBURSEMENTS) INCURRED BY THEM IN CONNECTION WITH THE PREPARATION, EXECUTION AND DELIVERY OF THIS AMENDMENT.

                  SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7. SEVERABILITY; COUNTERPARTS. THIS AMENDMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY DIFFERENT PARTIES HERETO IN SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH WHEN TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT. ANY PROVISIONS OF THIS AMENDMENT WHICH ARE PROHIBITED OR UNENFORCEABLE IN ANY JURISDICTION SHALL, AS TO SUCH JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR UNENFORCEABILITY WITHOUT INVALIDATING THE REMAINING PROVISIONS HEREOF, AND ANY SUCH PROHIBITION OR UNENFORCEABILITY IN ANY JURISDICTION SHALL NOT INVALIDATE OR RENDER UNENFORCEABLE SUCH PROVISION IN ANY OTHER JURISDICTION.

                  SECTION 8. CAPTIONS. THE CAPTIONS IN THIS AMENDMENT ARE FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT DEFINE OR LIMIT ANY OF THE TERMS OR PROVISIONS HEREOF.

                  SECTION 9. RATIFICATION. EXCEPT AS EXPRESSLY AFFECTED BY THE



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PROVISIONS HEREOF, THE SECURITY AGREEMENT AS AMENDED SHALL REMAIN IN FULL FORCE
AND EFFECT IN ACCORDANCE WITH ITS TERMS AND RATIFIED AND CONFIRMED BY THE PARTIES HERETO. ON AND AFTER THE DATE HEREOF, EACH REFERENCE IN THE SECURITY AGREEMENT TO "THIS AGREEMENT", "HEREUNDER", "HEREIN" OR WORDS OF LIKE IMPORT SHALL MEAN AND BE A REFERENCE TO THE SECURITY AGREEMENT AS AMENDED BY THIS AMENDMENT.



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                  IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED AND
DELIVERED THIS AMENDMENT NO. 4 TO THE SECURITY AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.


                            CAC FUNDING CORP., AS DEBTOR


                            BY: /S/ DOUGLAS W. BUSK
                                NAME: DOUGLAS W. BUSK
                                TITLE: CHIEF FINANCIAL OFFICER


                            CREDIT ACCEPTANCE CORPORATION,
                            INDIVIDUALLY AND AS SERVICER


                            BY: /S/ DOUGLAS W. BUSK
                                -------------------------------------------
                                NAME: DOUGLAS W. BUSK
                                TITLE: CHIEF FINANCIAL OFFICER


                            KITTY HAWK FUNDING CORPORATION,
                             AS COMPANY


                            BY: /S/ ANDY YAN
                                -------------------------------------------
                                NAME:
                                TITLE:


                            BANK OF AMERICA, N.A., INDIVIDUALLY
                            AND AS COLLATERAL AGENT


                            BY: /S/ MICHELLE M. HEATH
                                ------------------------------------------
                                NAME: MICHELLE HEATH
                                TITLE: MANAGING DIRECTOR